EXHIBIT 10.1(l)

AMENDED AND RESTATED

SENSIENT TECHNOLOGIES CORPORATION

RABBI TRUST “A” AGREEMENT

THIS AMENDED AND RESTATED TRUST AGREEMENT (the “Trust Agreement”) is made effective as of November 30, 2009 by and between Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), and Wells Fargo Bank, N.A. (collectively with any successor in interest, the “Trustee”).

WHEREAS, the Company is obligated to make certain payments for the benefit of certain Company executives (“Executives”) in accordance with the terms of various employment and change of control and severance agreements specified in, or determined pursuant to, Schedule A, as the same may be amended (collectively the “Contracts”); and

WHEREAS, the Company entered into an amended and restated trust agreement dated March 1, 2002 (the “Prior Trust Agreement”) with Marshall & Ilsley Trust Company, (the “Prior Trustee”), pursuant to which the Company would make contributions in accordance with the Prior Trust Agreement in order to provide itself with a source of funds to assist it in meeting its obligations under the Contracts; and

WHEREAS, consistent with the provisions of the Prior Trust Agreement, the Trustee has been appointed as successor trustee and the Prior Trust Agreement amended and restated in the form set forth herein; and

WHEREAS, it is the intention of the Company that the trust established pursuant to this Trust Agreement (the “Trust”) shall constitute an unfunded arrangement in accordance with the terms hereof and shall not affect the status of any Contract as being maintained on an unfunded basis in accordance with the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended, for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and

NOW, THEREFORE, in consideration of the mutual agreements of the parties as contained in this Trust Agreement, the Trust shall be comprised, held and disposed of as follows:

Section 1. Successor Trust

(a) The Company and Trustee hereby acknowledge the deposit with the Trustee of such assets as previously held under the Prior Trust Agreement, which shall continue to be held in accordance with the terms of this Trust Agreement.

(b) The Trust shall become irrevocable upon a Change of Control, as defined in Section 12(d) hereof. After a Change of Control the Company shall have no right or power, except as provided for in Section 2, Section 3, Section 8 and Section 11(c) hereof, to direct the Trustee to return to the Company, or to divert to others, any of the Trust assets before all obligations to Executives pursuant to the terms of the Contracts, and expenses pursuant to the terms of Section 8 of this Trust Agreement, have been satisfied. The Trust also may not be revoked while a Potential Change of Control is pending in accordance with Section 12(e).

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The assets of the Trust shall be held separate and apart from other funds of the Company and shall be subject to the claims of the Company’s general creditors under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein. Executives shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Contracts and this Trust Agreement shall be mere unsecured contractual rights of Executives against the Company. Upon becoming irrevocable, subject to Section 3, assets held by the Trust will be applied solely to provide benefits to Executives pursuant to the Contracts and to pay expenses of the Trust in accordance with the terms of this Trust Agreement. After the satisfaction of all obligations under the Contracts and payment of all such expenses, any amount remaining in the Trust shall be distributed to the Company.

(e) Prior to a Change of Control, the Company, in its sole discretion, may at any time make additional deposits of cash, or other property acceptable to the Trustee to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Executive shall have any right to compel any additional deposits prior to a Change of Control or a Potential Change of Control.

(f) (1)Upon the first to occur of a Potential Change of Control or a Change of Control, the Company shall make a contribution to the Trust, in cash, equal to: (i) the excess of (A) an amount determined in accordance with the Benefits Calculation Schedule described in Section 2(a) as required to pay the Executives the benefits to which Executives are entitled pursuant to the terms of the Contract(s) as of the date the Potential Change of Control is deemed to occur or the date of the Change of Control, as applicable, over (B) the amount, if any, of the Trust balance prior to such contribution; plus (ii) to provide for expenses of the Trust pursuant to Section 8, an amount equal to 3% of the amount determined pursuant to the preceding Section 1(f)(1)(i)(A).

(2) Subject to Section 1(f)(3), after the date the Potential Change of Control is deemed to occur, the Company shall have no right to withdraw the amounts contributed by the Company to the Trust under Section 1(f)(1) or any income attributable thereto.

(3) Following notification to the Trustee pursuant to Section 12(e) that the Potential Change of Control is no longer pending and that a Change of Control has not occurred as a result of such Potential Change of Control, the Company shall have the right to withdraw the principal amount contributed by the Company to the Trust under Section 1(f)(1).

(g) Nothing contained herein shall be construed to require a transfer of funds to the Trust in connection with a change in the Company’s financial health, or during a restricted period with respect to the Company, as such terms are defined in subsections (b)(2) and (b)(3) of Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or other guidance issued thereunder (“Section 409A”).

Section 2. Tax Payments and Payments to Executives

(a) As of the effective date of this Trust Agreement, as of each January 1 thereafter, upon the occurrence of a Potential Change of Control and upon the occurrence of a Change of Control, the Company shall deliver to the Trustee a schedule (the “Benefits Calculation Schedule”) setting forth the names and addresses of the Executives and, with respect to each Executive, the formula or other methodology or instructions applicable in determining the amounts payable to the Executive pursuant to the applicable Contract, as well as the time of commencement for, and the form of payment of, such amounts; provided, however, that the payment of any benefits through this Rabbi Trust A shall not duplicate any benefits payable to Executives pursuant to any non-qualified benefit plans of the Company or any other grantor trust maintained to assist the Company in satisfying its obligations pursuant to such non-qualified benefit plans and will be limited only to those benefits as specified in such Benefits Calculation Schedule. Each Benefits Calculation Schedule delivered to the Trustee pursuant to this Section 2(a) shall be certified by the Vice President of Administration. In the event the Company refuses or neglects to provide an updated Benefits Calculation Schedule as provided in this Section 2(a), the Trustee shall determine the amounts payable to the Executive based on the most recent Benefits Calculation Schedule properly furnished to it by the Company. The Trustee shall incur no liability to the Company or an Executive for its good faith determination of benefits in accordance with such Benefits Calculation Schedule.

(b) The Trustee shall make payments to Executives in accordance with such Benefits Calculation Schedule, subject to Section 2(c), including providing for the reporting, withholding and payment of any federal and state taxes (other than FICA, FUTA or local taxes allocable to the Executive) that may be required with respect to the payment of benefits pursuant to the terms of the Benefits Calculation Schedule or Section 2(c). Notwithstanding the foregoing, the Company shall direct the Trustee: (i) if any tax withholding is required on a payment subject to state income taxes in a state other than the state in which the Executive currently resides (“Non-resident taxes”), which shall be remitted by the Trustee to the appropriate taxing authority; and (ii) if any FICA, FUTA or local taxes are payable by the Executive with respect to a benefit payment, which amount shall be transferred by the Trustee to the Company who shall have the responsibility for reporting and paying such FICA, FUTA or local taxes to the appropriate taxing authorities. The Company will indemnify and hold harmless the Trustee from any and all liability to which the Trustee may become subject due to the Company’s failure to properly remit FICA, FUTA or local taxes in connection with payments received from the Trust, or for failure to direct the Trustee regarding withholding on any payment subject to Non-resident taxes.

(c) Following a Change of Control, in the event any Contract provision fails to comply with the requirements of Section 409A, the Company shall direct the Trustee in writing (with a copy of such direction delivered to each affected Executive) to distribute to the Executive the amount required to be included in income as a result of such Section 409A failure, less any relevant tax withheld pursuant to Section 2(b) and the Executive shall have the responsibility for reporting and paying any taxes related to such distribution. In the event that either: (i) the Company does not direct the Trustee to make a distribution to an Executive under this Section 2(c) and such Executive reasonably believes that a distribution is due under this Section 2(c); or (ii) the Company directs the Trustee to make a distribution to an Executive under this Section 2(c) and such Executive reasonably believes that a distribution is not due under this Section 2(c), such Executive shall be entitled to deliver to the Trustee an affidavit (a “409A Notice”) setting forth: (x) payment instructions for the amount the Executive believes will be or is due under this Section 2(c); or (y) the reasons the Executive believes that a distribution is not due under this Section 2(c). The Executive also shall deliver a copy of the 409A Notice to the Company within three (3) business days following the date the 409A Notice is delivered to the Trustee. Unless the Trustee receives written objection from the Company within ten (10) business days after receipt by the Trustee of such notice, the Trustee shall make the payment distribution, if any, in accordance with the amount and instructions set forth in the 409A Notice to the extent, if applicable, the funds necessary to make any such payments due are available within the Trust. If the Company makes an objection during the ten (10) business days referred to in the preceding sentence, the Trustee shall retain any disputed amounts pending the determination of an arbitrator pursuant to Section 13 hereof. A distribution made under this Section 2(c) shall constitute a payment of the benefits that are subject to Section 409A under the applicable Contract and shall be limited to the amount required to be included in income as such Contract benefit and shall not include any amounts with respect to any penalty taxes resulting from such Section 409A failure.

(d) In the event that an Executive reasonably believes that a Benefits Calculation Schedule or a specific benefit payment does not properly reflect the amount payable to such Executive, or the time or form of payment, in accordance with the applicable Contract and this Trust Agreement, such Executive shall be entitled to deliver to the Trustee an affidavit (the “Executive’s Notice”) setting forth payment instructions for the amount the Executive believes will be or is due under the relevant terms of the Contracts and this Trust Agreement. The Executive also shall deliver a copy of the Executive’s Notice to the Company within three (3) business days following the date the Executive’s Notice is delivered to the Trustee. Unless the Trustee receives written objection from the Company within ten (10) business days after receipt by the Trustee of such notice, the Trustee shall make the payment distribution in accordance with the amount and instructions set forth in the Executive Notice to the extent the funds necessary to make any such payments due are available within the Trust. If the Company makes an objection during the ten (10) business days referred to in the preceding sentence, the Trustee shall retain any disputed amounts pending the determination of an arbitrator pursuant to Section 13 hereof.

(e) The Company may make payment of benefits directly to Executives as they become due under the terms of the Contracts. Prior to the time amounts are payable to an Executive, the Company shall notify the Trustee of its decision to make payment of benefits directly to an Executive. In addition, if at any time the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Contracts, the Company shall make the balance of, or all of, each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When The Company Is Insolvent

(a) The Trustee shall cease payment of benefits to Executives if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Company is determined to be insolvent by any state or federal regulatory authority.

(b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Executives.

(2) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning whether the Company is Insolvent as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination whether the Company is Insolvent.

(3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Executives and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Executives to pursue their rights as general creditors of the Company with respect to benefits due under the Contracts or otherwise.

(4) The Trustee shall resume the payment of benefits to Executives in accordance with Section 2 of this Trust Agreement only after the Trustee has been advised that the Company is not Insolvent (or is no longer Insolvent).

(5) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Executives under the terms of the Contracts for the period of such discontinuance, less the aggregate amount of any payments made to Executives by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Investment Authority

(a) Investments of the Trust shall be limited to cash, cash equivalents, other short term fixed income securities or shares of a comparable registered investment company (including any such security or shares for which the Trustee or an affiliate receives any compensation or fee).

(b) Prior to a Change of Control the Company or the Benefit Investment Committee established pursuant to action by the Finance Committee, or such other committee that the Finance Committee may designate (the “Benefit Investment Committee”), shall have the authority to: (i) direct the Trustee as to specific securities consistent with Section 4(a) in which Trustee shall invest Trust Fund assets; or (ii) delegate such authority to the Trustee or select an investment manager. Following a Change of Control, such power and authority regarding investments shall rest solely with the Trustee who shall invest Trust Fund assets in such cash equivalents and other short term fixed income securities or shares of a comparable registered investment company (including any such security or shares from which the Trustee or an affiliate receives any compensation or fee) as the Trustee, in its sole discretion, shall determine. In no event shall any investment authority be exercisable by or rest with Executives. Prior to a Change of Control the voting, tendering and the exercise of all other rights with respect to Trust assets will be exercised by the Company, the Benefit Investment Committee, or the Trustee or investment manager to whom the Company or the Benefit Investment Committee has delegated such authority. Following a Change of Control, such authority will be exercised solely by the Trustee.

(c) Notwithstanding the foregoing provisions in Section 4(b), prior to a Change of Control, the Trustee shall have no: (i) duty or responsibility to question any direction of the Company, the Benefit Investment Committee or an investment manager or to review any investment made pursuant to any such direction or to make recommendations to the Company, the Benefit Investment Committee or an investment manager in connection therewith; or (ii) liability or responsibility for its action or inaction pursuant to the direction of, or its failure to act in the absence of directions from, the Company, the Benefit Investment Committee or an investment manager regarding the investment of Trust Fund assets.

(d) Subject to Section 1(f)(2), prior to a Change of Control the Company shall have the right at anytime, and from time to time, to withdraw assets from the Trust or to substitute assets, acceptable to the Trustee, of equal fair market value for any assets held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(e) The Trustee shall have the following administrative responsibilities which may be necessary to carry out the provisions of the Trust, subject to the Company’s proper directions in accordance with the terms of this Trust Agreement:

(1) To receive and hold all contributions paid to it by the Company; provided, however, that the Trustee shall have no duty to require any contributions to be made to it except with respect to such an amount required to be contributed to it upon the occurrence of a Potential Change of Control or a Change of Control, as applicable;

(2) To effectuate the proper written investment instructions given by the Company or its designee in accordance with the terms of this Trust without regard to any law now or hereafter in force limiting investments of fiduciaries;

(3) To have the authority to invest and reinvest assets of the Trust in cash, cash equivalents and other short term fixed income securities or shares of a comparable investment company (including any such security or shares from which the Trustee or an affiliate receives any compensation or fee);

(4) To retain any interest with respect to an amount issued from the Trust as a benefit distribution pending the settlement of the amount so distributed;

(5) To establish accounts in any affiliate of the Trustee and in such other banks and financial institutions as the Trustee deems appropriate to carry out the purpose of the Trust;

(6) To sell, exchange, assign, transfer, and convey any security or property held in the Trust, at public or private sale, at such time and price and upon such terms and conditions (including credit) as directed;

(7) To vote, tender, or exercise any right appurtenant to any stock or securities held in the Trust, as directed;

(8) To consent to and participate in any plan for liquidation, reorganization, consolidation, merger, or any similar action of any corporation, any security of which is held in the Trust, as directed;

(9) To sell or exercise any “rights” issued on any security held in the Trust;

(10) To deposit securities with a clearing corporation as defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with and to merge such certificates into certificates of the same class of the same issuer which constitutes assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust Fund;

(11) To participate in and use the Federal book-entry account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities; and

(12) To hold securities in the name of the Trustee or its nominee or nominees or in such other form as it determines best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.

Section 5. Disposition of Income

Prior to a Change of Control, subject to Section 1(f)(2), all or part of the income received by the Trust, net of expenses, may be returned to the Company, as determined by the Company. Following a Change of Control, all income shall be accumulated and reinvested.

Section 6. Accounting by Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 7. Responsibility of Trustee

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a proper direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of this Trust Agreement and is given in writing by the Company. Subject to Section 13 hereof, in the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, including, without limitation by specification, under Section 4(e)(1), the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) described in Section 8(a) and Section 8(b). The Company further agrees to make payments to the Trust with respect to expenses described in Section 8(c).

(c) The Trustee may consult with legal counsel (who prior to a Change of Control also may be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(g) The Company hereby agrees to indemnify and to hold Trustee harmless from and against all claims, expenses (including reasonable attorney fees), liabilities, damages, actions or other charges incurred by or assessed against Trustee, other than on account of the: (i) Trustee’s own gross negligence or willful misconduct; or (ii) Trustee’s breach of the standard set forth in the preceding Section 7(a) with respect to investments directed by it.

(h) Notwithstanding anything to the contrary herein, the Trustee shall incur no liability to the Company or an Executive for any determination that it makes pursuant to the terms of this Trust Agreement in good faith and in accordance with the standard set forth in Section 7(a).

Section 8. Compensation and Expenses of Trustee

(a) Subject to Section 12(f)(2), prior to a Change of Control, the Company shall pay all Trust administrative costs and the Trustee’s fees and expenses. If not so paid in a timely manner, the costs, fees and expenses shall be paid from the Trust, but shall remain an obligation of the Company.

(b) Following a Change of Control, the expenses of the Trust, as described in Section 8(c), shall be paid from the Trust, provided, however, that to the extent that the payment of any such expense would reduce the principal of the Trust below the amount determined by the Trustee, in accordance with the applicable Benefits Calculation Schedule, as necessary to pay the benefits then remaining due under the terms of the Contracts, the Trustee shall notify the Company in writing and the Company agrees that it will pay all expenses in excess of the amount so determined as required to satisfy such remaining benefit obligations. If the Company does not pay such expenses within sixty (60) days of the day of delivery by the Trustee of such written notice, the Trustee may obtain payment from the Trust, but the amount so paid shall remain an obligation of the Company.

(c) Following a Change of Control, expenses of the Trust shall include: (i) all Trust administrative costs and the Trustee’s fees and expenses, including any legal, professional or other expense the Trustee may incur pursuant to Section 1(f), Section 7(b), Section 10(b) or Section 13; and (ii) all expenses, legal, professional or otherwise, that an Executive may incur in accordance with Sections 2(c), 2(d) and 13.

Section 9. Resignation and Removal of Trustee

(a) Subject to Section 12(f)(3), prior to a Change of Control the Trustee may resign at any time by written notice to the Company, which shall be effective no less than sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Subject to Section 12(f)(4), prior to a Change of Control the Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by the Trustee.

(b) For the two-year period following a Change of Control, the Trustee may not resign and any resignation after such two-year period shall be effective no less than ninety (90) days after receipt of such notice, unless the Company and the Trustee agree otherwise. Following a Change of Control, the Trustee may be removed by the Company only if Executives who represent, as of the last day of the month preceding the date notice of the removal is given, at least sixty-five percent (65%) of the aggregate value of benefits payable under the Contracts as of such date agree to the removal of the Trustee.

(c) If, prior to a Change of Control, the Trustee resigns or is removed in accordance with Section 9(a), a successor shall be appointed, in accordance with Section 10(a) hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of Section 10. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. If, following a Change of Control, the Trustee resigns or is removed in accordance with Section 9(b), a successor shall be appointed in accordance with Section 10(b) hereof.

Section 10. Appointment of Successor

(a) Subject to Section 12(f)(5), if the Trustee resigns or is removed prior to a Change of Control in accordance with Section 9(a), the Company may appoint a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. Upon such resignation by, or removal of, the Trustee prior to a Change of Control, and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after the effective date of the resignation or removal or transfer, unless the Company extends such time limit. The Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to effect or evidence the transfer.

The successor Trustee need not examine the records and any acts of any prior Trustee and may retain or dispose of any existing Trust assets, subject to Sections 6 and 7 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

(b) If the Trustee resigns or is removed following a Change of Control in accordance with Section 9(b), the Company may appoint a bank trust department or other entity granted corporate trustee powers under state law as successor trustee provided that Executives who represent, as of the last day of the month preceding the date notice of resignation or removal is given, at least sixty-five percent (65%) of the aggregate value of benefits payable under the Contracts as of such date agree to the designated successor trustee within forty-five (45) days following the notice of the Trustee’s departure. If such Executive agreement is not achieved, the Trustee shall be entitled to petition a court of competent jurisdiction to appoint its successor. All reasonable expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. Amendment or Termination

(a) Subject to Section 12(f)(6), prior to a Change of Control this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Following a Change of Control, this Trust Agreement, including Schedule A, may be amended by the Trustee and the Company only if Executives who represent, as of the last day of the month preceding the date notice of the amendment is given, at least sixty-five percent (65%) of the aggregate value of benefits payable under the Contracts as of such date agree to the amendment. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Contracts or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which Executives are no longer entitled to benefits pursuant to the terms of the Contracts, unless approved as provided in Section 11(c) hereof and expenses of the Trust are paid. All assets remaining in the Trust at such termination shall be returned to the Company

(c) Upon written approval of all Executives who remain entitled to payment of benefits pursuant to the terms of the Contracts, the Company may terminate this Trust prior to the time all benefits payable pursuant to the Benefits Calculation Schedule have been made, provided, that any such termination shall not affect the Company’s ongoing obligation to continue to make payments to the Executives pursuant to the Benefits Calculation Schedule.

Section 12. Miscellaneous

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Executives under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of Wisconsin.

(d) For purposes of this Trust, Change of Control shall mean:

(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this paragraph (d); or

(2) individuals who, as of September 10, 1998, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(3) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company taxed under Section 331 of the Code or with approval of a bankruptcy court pursuant to Section 503(b)(1)(A) of Title II of the U.S. Bankruptcy Code.

(5) Notwithstanding the foregoing, a Change of Control as defined in this Section 13(d) shall not be treated as a Change of Control for purposes of this Trust unless it constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) or results in a termination or liquidation of a plan within the meaning of Treasury Regulation Section 1.409A-3(j)(4)(ix)(A) or (B) (as applicable).

The Company promptly shall provide notice to the Trustee of the occurrence of a Change of Control.

(e) For purposes of this Trust, Potential Change of Control shall mean the occurrence of any of the following events:

(1) the commencement of a tender offer or exchange offer by any third person which, if consummated, would result in a Change of Control;

(2) the execution of an agreement by the Company, the consummation of which would result in the occurrence of a Change of Control;

(3) the public announcement by any person (including the Company) of an intention to take or consider taking actions which if consummated would constitute a Change of Control; or

(4) the adoption by the Board of Directors of the Company, as a result of other circumstances, including, without limitation, circumstances similar or related to the foregoing, of a resolution to the effect that a Potential Change of Control has occurred.

Notwithstanding anything in this Section 12(e) to the contrary, for purposes of this Trust Agreement, a Potential Change of Control shall not be deemed to have occurred until the date on which the Chief Executive Officer or the general counsel of the Company delivers a written certification to the Trustee that such event has taken place.

A Potential Change of Control shall be deemed to be pending from the date the Potential Change of Control is deemed to have occurred pursuant to the prior paragraph, until the date on which the Chief Executive Officer or the general counsel of the Company delivers a written certification to the Trustee that the Potential Change of Control is no longer pending and that a Change of Control has not occurred as a result of such Potential Change of Control.

(f) During the period of time that a Potential Change of Control is pending, the following shall apply:

(1) the Company shall have no right to withdraw any asset held in the Trust under Section 1(f)(1) or to revoke the Trust;

(2) the expenses of the Trust, as described in Section 8(c), shall be paid from the Trust, provided, however, that to the extent that the payment of any such expense would reduce the principal of the Trust below the amount determined by the Trustee, in accordance with the applicable Benefits Calculation Schedule, as necessary to pay the benefits then remaining due under the terms of the Contracts, the Trustee shall notify the Company in writing and the Company agrees that it will pay all expenses in excess of the amount so determined as required to satisfy such remaining benefit obligations. If the Company does not pay such expenses within sixty (60) days of the day of delivery by the Trustee of such written notice, the Trustee may obtain payment from the Trust, but the amount so paid shall remain an obligation of the Company;

(3) the Trustee may not resign;

(4) the Trustee may be removed by the Company only if Executives who represent, as of the last day of the month preceding the date notice of removal is given, at least sixty-five percent (65%) of the aggregate value of benefits payable under the Contracts as of such date agree to the removal of the Trustee;

(5) if the Trustee is removed, the Company may appoint an entity granted corporate trustee powers under state law as successor trustee provided that Executives who represent, as of the last day of the month preceding the date notice of resignation or removal is given, at least sixty-five percent (65%) of the aggregate value of benefits payable under the Contracts as of such date agree to the designated successor trustee within forty-five (45) days following the notice of the Trustee’s departure; and

(6) this Trust Agreement, including Schedule A, may be amended by the Trustee and the Company only if Executives who represent, as of the last day of the month preceding the date notice of the amendment is given, at least sixty-five percent (65%) of the aggregate value of benefits payable under the Contracts as of such date agree to the amendment.

Section 13. Arbitration

Any dispute between the Executives and the Company or the Trustee as to the interpretation or application of the provisions of this Trust, and any questions concerning benefits payable hereunder, shall be determined exclusively by arbitration in accordance with the rules of the American Arbitration Association for employment disputes then in effect. Such determination shall be final, conclusive and binding upon the parties. Judgment may be entered on the arbitrator’s award in any court of competent jurisdiction. Except as provided in Section 8, all fees and expenses of such arbitration (including, without limitation, fees and disbursements of counsel incurred by the Executives and Trustee) shall be paid by the Company. Each Executive is an intended third party beneficiary of the Company’s obligations arising upon the occurrence of a Potential Change of Control or Change of Control (including without limitation the obligation to make the contributions described in Section 1(f)) and shall have the right to commence an arbitration proceeding to enforce such obligations.

Section 14. Effective Date

The effective date of this Trust Agreement shall be November 30, 2009.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company and Trustee have caused this Trust Agreement to be duly executed as of the Effective Date indicated above.

SENSIENT TECHNOLOGIES CORPORATION

By:
Douglas S. Pepper

Title:

Date:

WELLS FARGO BANK, N.A.

By:
Lawrence Scinto

Title:

Date:

Schedule A

SENSIENT TECHNOLOGIES CORPORATION

RABBI TRUST “A” AGREEMENT

1.	Executive Employment Contract, dated October 27, 2008, by and between Sensient Technologies Corporation and Kenneth P. Manning.

2.	Change of Control and Severance Agreements entered into between Sensient Technologies Corporation and the Executives listed on the Benefits Calculation Schedule delivered to the Trustee in accordance with Section 2(a).